Exhibit 4.2

[FORM OF RECEIPT]

No.
AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents three deposited Shares)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR COMMON SHARES

OF

CENCOSUD S.A.

(ORGANIZED UNDER THE LAWS OF CHILE)

The Bank of New York Mellon, as depositary (herein called the Depositary), hereby certifies that                     , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited common shares (herein called Shares) of Cencosud S.A., organized under the laws of Chile (herein called the Company). At the date hereof, each American Depositary Share represents three Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Santiago office of Banco Santander Chile (herein called the Custodian). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of             , 2012, as the same may be amended from time to time in accordance with its terms (the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or any interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. If any term or condition of this Receipt conflicts or is inconsistent with any term of the Deposit Agreement, the terms and conditions of the Deposit Agreement shall prevail. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

The rights of Owners with respect to the Deposited Securities and as against the Company and the Depositary shall be those, and only those, specifically set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities and upon delivery of any certifications required under the laws of Chile and the regulations of the Central Bank of Chile (including any certifications that the Owner’s residence and domicile are outside of Chile), if applicable, and subject to the terms and conditions of the Deposit Agreement, the Estatutos of the Company and the Deposited Securities, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) Shares in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of the Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

For purposes of tax rulings dated January 29, 1990 and October 1, 1999 issued by the Chilean Internal Revenue Service regarding certain tax matters relating to American depositary shares and American depositary receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by an Owner upon surrender of the corresponding Receipt shall be the highest reported sale price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”) on the date on which the transfer of such Share or other Deposited Security from the Depositary to such Owner is recorded on the books of the Foreign Registrar. In the event that the Shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded. Notwithstanding the foregoing, in the event that the exchanged shares are sold by the Owner in a Chilean stock exchange on the same day on which the transfer is recorded on the books of the Foreign Registrar or within the two business days prior to the date on which the sale is recorded on those books, the acquisition price of such exchanged shares shall be the price registered in the invoice issued by the stockbroker that participated in the sale transaction. In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Foreign Registrar, such value shall be deemed to be the highest sales price reported on the last day on which such sales price was reported; provided, however, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased (or decreased) by the percentage increase (or decrease) over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

Subject to the terms and conditions of the Deposit Agreement, the transfer of a Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner thereof in person or by a duly authorized attorney, upon surrender of the Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and duly stamped as may be required by the laws of the State of New York and of the United States of America. A Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Company, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided herein or in the Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature, may require delivery of such certifications as the Company may from time to time specify in writing to the Depositary to assure the Company of compliance with the Securities Act and the rules and regulations thereunder, may require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 2.06 thereof, and may also require compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of Deposited Securities as may be established by any governmental authority in Chile or the United States.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended or withheld, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or the provisions governing the Deposited Securities, any meeting of the shareholders of the Company or any payment of dividends, or for any other reason.

The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that would be required to be registered under the provisions of the Securities Act for the public offer and sale thereof in the United States, unless a registration statement is in effect as to such Shares for such offer and sale.

Without limiting the foregoing, Shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit under the Deposit Agreement only if those Shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those Shares for deposit, require the person depositing those Shares to provide the Depositary with a certificate to the foregoing effect.

The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold or deduct any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such deductions, dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (a) such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding Shares, (b) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities, (c) the Shares presented for deposit have not been stripped of any rights or entitlements and (d) the person making such deposit is duly authorized so to do. All representations and warranties required by Section 3.03 of the Deposit Agreement shall survive the deposit of Shares and delivery of Receipts and the withdrawal of Shares in respect of surrendered Receipts. If any such representations or warranties are false in any way with respect to any person depositing Shares under this Deposit Agreement or any Owner or Beneficial Owner of American Depositary Shares, such person, Owner or Beneficial Owner shall be deemed to have waived any claims against the Company and the Depositary related to the consequences thereof and to have assumed sole responsibility therefore, and the Company and Depositary shall be authorized, at the cost and expense of that person, Owner or Beneficial Owner, to take any and all actions necessary to correct the consequences thereof.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions governing Deposited Securities, and the terms of the Deposit Agreement such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Chile that is then performing the function of the regulation of currency exchange. If the person proposing to deposit Shares is not domiciled or resident in Chile, the Custodian shall not accept those Shares unless it receives from or on behalf of that person an instrument whereby that person assigns and transfers to the Depositary any rights it may have under Chilean regulations relating to currency exchange. The Custodian shall give notice to the Central Bank of the assignment of any rights referred to in the preceding sentence to the extent required by Chilean law or regulations.

7.	CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. Except as otherwise provided in the following paragraph, the charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the

Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement and any redemption of American Depositary Shares under Section 4.08 of the Deposit Agreement, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, and (9) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducing such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.	PRE-RELEASE OF RECEIPTS.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares and Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release) (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the consent of the Company, change that limit for purposes of general application.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

11.	AVAILABLE INFORMATION; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act and, accordingly, files reports with the Commission. Those reports will be available for inspection and copying through the Commission’s EDGAR system on the Internet at www.sec.gov or at public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also, upon written request by the Company, send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, as promptly as practicable, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, after consultation with the Company to the extent practicable, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the

Company to the extent practicable, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) and any taxes or governmental charges will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. The Depositary may withhold any distribution of Securities under Section 4.02 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act. To the extent such securities or property or the net proceeds thereof is not effectively distributed to Owners as provided in Section 4.02 of the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall, if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will use its reasonable best efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In connection with any distribution to Owners, the Company will remit to the appropriate governmental authority or agency (or other appropriate entity) all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company (or by the Owners that would otherwise receive such amounts); and the Depositary and the Custodian will remit o the appropriate governmental authority or agency (or other appropriate entity) all amounts (if any) required to be withheld and owning to such authority or agency by the Depositary or the Custodian or by the Owners that would otherwise receive such amounts. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners. In the event that the Depositary reasonably determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such distribution after deduction of such taxes or governmental charges to the Owners entitled thereto.

13.	RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company. shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or by reason of applicable law, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary reasonably determines, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it reasonably deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of Section 4.04 of the Deposit Agreement, such Receipts shall be legended in accordance with applicable U.S. laws and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary reasonably determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it shall use its reasonable best efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise, and distribute such net proceeds to the Owners entitled to them as in the case of a distribution of cash.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall, as promptly as practicable, be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any taxes, governmental charges or expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable and shall so file, at the expense of the Company, if reasonably requested to do so by the Company.

If at any time the Depositary or the Custodian shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any dividend or distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (which shall be the same as, or as near as practicable to, any corresponding record date set by the Company) (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement, or in respect of such changed number of Deposited Securities represented by each American Depositary Share or in respect of such other matter or (iii) responsible for any fees or charges assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.	VOTING OF DEPOSITED SECURITIES.

Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company as set forth in Section 5.06 of the Deposit Agreement, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting and in the solicitation materials, if any, received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled under the terms of the Deposit Agreement, subject to any applicable provision of Chilean law and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the amount of Shares or other Deposited Securities represented by those American Depositary Shares in accordance with the instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If (i) the Company instructed the Depositary to act under this paragraph and provided at least 30 days’ prior notice pursuant to the following paragraph and (ii) no instructions are received by the Depositary from an Owner with respect to a matter and an amount of American Depositary Shares of that Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem that Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to that matter and the amount of Deposited Securities represented by that amount of American Depositary Shares and the Depositary shall give a discretionary proxy to a person designated by the Company to vote that amount of Deposited Securities as to that matter, except that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish such proxy given, (y) the Company believes substantial opposition exists or (z) the Company believes the matter would have a material and adverse impact on its shareholders.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if the Company will request the Depositary to act under the preceding paragraph, the Company shall endeavor to give the Depositary notice of any such meeting and details concerning the matters to be voted upon not less than 30 days prior to the meeting date.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities or other property that shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request in writing, subject to the Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that the Depositary reasonably determines that any securities or property so received may not be lawfully or practicably distributed to all or certain Owners, the Depositary may sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the net proceeds of such sales (after payment of the expenses thereof, the fees of the Depositary and any taxes or governmental charges) for the account of the Owners otherwise entitled to such securities or property upon an average or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01. Promptly upon receipt of notice from the Company pursuant to Section 5.06 of the occurrence of any of the events referred to in the first sentence of this Article, the Depositary shall give notice thereof, at the Company’s expense, to all Owners if the event affects holdings of American Depositary Shares.

In the event that Shares are to be redeemed and, as a result, Shares registered in the name of the Custodian are called for redemption by the Company, the Depositary will call for the redemption of American Depositary Shares (in aggregate number representing the number of Shares registered in the name of the Custodian called for redemption) and may adopt such method as it may deem equitable and practicable to select the American Depositary Shares called for redemption.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the Estatutos or any similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Beneficial Owners, or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to any Owner, Beneficial Owner or other person, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or Beneficial Owner or other person. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 60 days’ prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its reasonable discretion determines that it is in the best interest of the Owners of Receipts to do so, it may, after consultation with the Company to the extent practicable, appoint a substitute or additional Custodian.

20.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, transfer and registration fees for Deposited Securities, and cable, telex or facsimile transmission costs, delivery expenses or similar expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of termination to the Company and the Owners of all Receipts then outstanding if at least 60 days have passed since the Depositary delivered to the Company a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER.

In the Deposit Agreement, the Company has (i) designated and appointed National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, New York 10001, in the State of New York, as the Company’s authorized agent upon which process may be served in any suit or proceeding between the Company and the Depositary arising out of or relating to the American Depositary Shares or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the Borough of Manhattan in the State of New York in which any such suit or proceeding between the Company and the Depositary may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding between the Company and the Depositary.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY)

23.	WAIVER OF IMMUNITIES.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any Chilean court or any court as provided in Section 7.06 of the Deposit Agreement, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to its obligations and liabilities of the Company, or any other matter arising out of or in connection with the American Depositary Shares or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

24.	DISCLOSURE OF INTERESTS.

To the extent that provisions of or governing any Deposited Securities or the rules and regulations of any governmental authority may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with written Company instructions as to Receipts in respect of any such enforcement or limitation and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such Company instructions.

25.	COMPLIANCE WITH CHILEAN LAW.

Pursuant to Circular Letters of the SVS, Owners are deemed, for certain purposes of Chilean law, to be treated as owners of Shares. Accordingly, Owners shall, as a matter of Chilean law, be obligated and by holding American Depositary Shares shall be deemed to agree to comply with the obligations that shareholders have in Chile including, without limitation, the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile and the regulations issued by the SVS in connection therewith.

Article 12 requires that, among other things, shareholders of a Chilean corporation report to the SVS and the stock exchanges in Chile on which those shares are listed:

(i) any direct or indirect acquisition or sale of Receipts that results in the Owner acquiring or ceasing to own, directly or indirectly, 10% or more of the total share capital of such corporation; and

(ii) any direct or indirect acquisition or sale of shares or options to buy or sell shares, in any amount, made by (a) a holder that owns shares representing 10% or more of such corporation’s shares or (b) a director, liquidator, general manager, manager or holder of certain other offices of such corporation.

In addition, shareholders required to report under clause (i) or (ii)(a) above must state in their report whether their purpose is to acquire control of the corporation or if they are making a financial investment. A beneficial owner of American Depositary Shares representing 10% or more of the Company’s share capital will be subject to the above reporting requirements under Chilean law.

Under Article 54 of Law 18,045 of Chile and the regulations of the SVS, persons or entities intending to acquire control, directly or indirectly (as defined in Title XV of Law 18,045), of a publicly traded company, including through acquisitions to be made through direct subscriptions or private transactions, are required to inform the public of that intention as soon as negotiations regarding the change of control begin (i.e., when information and documents concerning the target are delivered to the potential acquirer), but in any case at least 10 business days before the date on which the transaction is to be completed, by publishing a notice in two Chilean newspapers, which notice must disclose, among other information, the person or entity purchasing, the proposed price, and the status of any negotiations. Before making the publication referred to in the preceding sentence, the person or entity must send a written communication containing the same information to be published to the target corporation, the controlling corporation, the corporations controlled by the target corporation, the SVS and the Chilean stock exchanges on which the company’s securities are listed.

In addition to the foregoing, Article 54A of Law 18,045 of Chile requires that, within the two business days following completion of the transactions pursuant to which a person has acquired control of a publicly traded company, (i) a notice must be published in the same newspapers in which the publication referred to in Article 54 has been made and (ii) notices must be sent to the same persons indicated in Article 54.

26.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and Beneficial Owners of uncertificated American Depositary Shares as well as to Owners and Beneficial Owners of Receipts.

(b) (i) The term “deliver,” or its noun form, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to an account or accounts at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender,” when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d) The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

27.	OWNERSHIP RESTRICTIONS; COMPLIANCE WITH INFORMATION REQUESTS; REPORTING OBLIGATIONS AND REGULATORY APPROVALS.

Notwithstanding any other provision in the Deposit Agreement or any Receipt, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Estatutos of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Owner or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Owner or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of American Depositary Shares, the removal or limitation of voting rights or mandatory sale or disposition on behalf of the applicable Owner of the Shares represented by the American Depositary Shares held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Estatutos of the Company. The Depositary shall, to the extent practicable, follow instructions of that kind that it receives from the Company.

Notwithstanding any other provision of the Deposit Agreement or any Receipt, each Owner and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable laws and regulations, the rules and requirements of The New York Stock Exchange, and any other stock exchange on which the Shares or American Depositary Shares are, or will be, registered, traded or listed or the Estatutos of the Company, which are made to provide information, inter alia, as to the capacity in which such Owner or Beneficial Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Owners or Beneficial Owners at the time of such request

Applicable laws and regulations may require Owners or Beneficial Owners to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Owners and Beneficial Owners of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Owner and Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time.